Exhibit 4.5.9

English translation of the Chinese original

ENTRUSTMENT LOAN AGREEMENT

(For Corporate Business)

Serial No.: Xing Yin Shen Tian An Wei Jie Zi (2012) No. 0005

Entrustor: Shenzhen Nepstar Pharmaceutical Co., Ltd. (affixed with the corporate seal)

Domicile:

Legal Representative/Principal Officer:

Contact Person: Title:

Mailing Address:

Postal Code: Telex:

Telephone Number: Facsimile:

Lender: Shenzhen Tian’an Branch of Industrial Bank Co., Ltd. (the “ Industrial Bank”)

Domicile:

Legal Representative/Principal Officer:

Contact Person: Title:

Mailing Address:

Postal Code: Telex:

Telephone Number: Facsimile:

Borrower: Shenzhen Nepstar Information and Technology Service Co., Ltd. (affixed with the corporate seal)

Domicile:

Legal Representative/Principal Officer:

Contact Person: Title:

Mailing Address:

Postal Code: Telex:

Telephone Number: Facsimile:

Place of Execution: Shenzhen Branch of Industrial Bank Co., Ltd.

Industrial Bank Building, Futian District, Shenzhen

Important Reminder for Agreement Signing

In order to protect your interest, please read through carefully, examine and confirm each of the following items prior to your signing of this agreement:

I. You have the right to sign this agreement, and you have obtained all the authorizations necessary for your signing hereof to the extent any such authorization of any person is required under any law;

II. You have carefully read and fully understood the provisions in this agreement and have paid special attention to those provisions concerning the assumption or release of responsibilities and the limitations on the liabilities of the Industrial Bank, and the contents of those sections highlighted in bold;

III. Both your company and you yourself have fully understood the meaning of, the corresponding legal consequences that may arise from, and are willing to be bound by, the provisions in this agreement;

IV. The draft of this agreement provided by the Industrial Bank is a form only. In that draft, there is a blank left after each relevant article, and at the end of the agreement, an article under the heading of “Supplementary Provisions” is inserted for the parties to this agreement to make any amendments, additions or deletions; and

V. Where you have any question about this agreement, please consult the Industrial Bank.

Pursuant to the Entrusted Loan Entrusment Agreement by and between the Entrustor and the Lender dated June 28, 2012 numbered as Xing Yin Shen Tian An Wei Tuo Zi (2012) No. 0005, the Lender is entrusted by the Entrustor to disburse the Entrusted Loan (as defined below) to the Borrower. With a view to specifying the responsibilities and to acting in good faith, in accordance with relevant laws and regulations of the People’s Republic of China (the “PRC”) and after negotiations on an equal footing, the parties hereto hereby enter into this Entrustment Loan Agreement (this “Agreement”) for mutual observance.

Article 1	Definitions and Interpretation

Unless otherwise agreed in writing among the parties hereto, when used in this Agreement, the following terms shall be defined and interpreted as follows:

1. “Entrustment Loan” means a loan that shall be disbursed by the Lender (i.e., the Entrustee) for and on behalf of the Entrustor to a specific person, for specific purposes, in a specific amount, for a specific tenor and at a specific interest rate determined by the Entrustor from the funds provided by the Entrustor to the Lender, and shall be recovered with the assistance of the Lender. In connection with each Entrustment Loan, the Lender shall receive the charges only and not take any risks in any form.

A “Loan” means a monetary amount disbursed to the Borrower by the Lender hereunder upon the entrustment of the Entrustor.

A “Borrowing” means a monetary amount received by the Borrower from the Lender after the Borrower’s request to the Lender for Borrowing is reviewed and approved by the Lender, in each case in accordance with this Agreement.

Each party hereto agrees and acknowledges that the monetary amount disbursed to the Borrower by the Lender hereunder shall be consistent to the monetary amount received by the Borrower from the Lender hereunder.

2. “Loan Risks” includes without limitation, legal and policy risks, credit risks, market risks, operational risks, force majeure risks and any other risks.

“Legal and Policy Risks” means the risks that any Entrusted Loan is rendered unable to be recovered on time or both on time and in full as a result of any modification of or change in applicable laws or regulations of the People’s Republic of China.

“Credit Risks” means the risks arising from any failure of the Borrower to satisfy its obligations for repayment under this Agreement.

“Market Risks” means the risks that any Entrusted Loan is rendered unable to be recovered on time or both in full and on time as a result of any change in macro policies, economic cycle, market price or any other similar factors.

“Operational Risks” means the risks that any Entrusted Loan is rendered unable to be recovered on time or both in full and on time as a result of any incomplete or problematic procedures or improper management actions in the course of the disbursement and management of such Entrustment Loan.

“Force Majeure Risks” means the risks that any Entrusted Loan is rendered unable to be recovered on time or both in full and on time as a result of the occurrence of any objective circumstances that are unforeseeable, unavoidable or insurmountable by either the Entrustor or the Entrustee.

“Other Risks” means any other risks that may render any Entrusted Loan unable to be recovered on time or both in full and on time, excluding those described above.

3. “Obligations” or “Master Obligations” means the RMB obligations generated from the disbursement of any Loan to the Borrower (the debtor) by the Lender (the creditor) after having reviewed and approved the applicable request from the Borrower, including the principal amounts, interest, default interest, compound interest, liquidated damages, indemnities and the Expenses for the Enforcement of the Obligations incurred by the Lender.

Each of the parties hereto agrees and acknowledges that the Obligations of the Borrower towards the Lender under this Agreement shall be consistent to the debts of the Borrower owed to the Lender under this Agreement.

4. “Expenses for the Enforcement of Obligations” includes without limitation, costs and expenses for litigations, arbitrations, property preservation, applications for enforcement, attorney fees and expenses, public announcements, appraisals, verifications, auctions, realizations, telecommunications, travels and disposals.

5. “Workday” used herein means a business day of the Lender; where in the course of the performance of this Agreement, any drawdown date or repayment date falls on a date that is not a business day of the Lender, the drawdown or repayment shall be put off till the immediately following business day of the Lender.

Article 2	Amount of the Borrowing

The Borrowing under this Agreement shall be in an amount of RMB [insert currency] Fourteen Million One Hundred and Seventy Thousand only.

Article 3	Purposes of the Borrowing

The Borrowing received hereunder shall be applied towards the funding of working capital requirements. Without prior written consent of the Entrustor, the Borrower may not apply any part of the Borrowing towards any other purpose.

Article 4	Tenor of the Borrowing

1. The tenor of the Borrowing hereunder shall be 12 months, starting on June 28, 2012 and ending on June 28, 2013 (the “Tenor”).

2. Where the Loan is to be disbursed in a lump-sum, the date of actual disbursement as recorded on the receipt of borrowing and/or certificate of borrowing shall be deemed as the disbursement date. Where the date of actual disbursement is later than the disbursement date so recorded, the Tenor shall be extended accordingly.

[N/A 3. Pursuant to the instructions of the Entrustor, the Borrowing shall be disbursed by installments in accordance with the following schedule:

On [insert the applicable date], RMB [insert the applicable amount];	On [insert the applicable date], RMB [insert the applicable amount];

On [insert the applicable date], RMB [insert the applicable amount];	On [insert the applicable date], RMB [insert the applicable amount];

On [insert the applicable date], RMB [insert the applicable amount];	On [insert the applicable date], RMB [insert the applicable amount];

The Lender shall transfer each of the relevant amounts as specified above to the account of the Borrower on each of the dates as specified above.]

4. Where the Loan is to be utilized by installments, all the installments shall expire on the same day, or in other words, all the installments disbursed separately shall expire simultaneously on the expiration date specified on the receipt of borrowing and/the certificate of borrowing for the first installment.

5. In the event that the Lender accelerates the Loan under the circumstances set forth herein or in accordance with the instructions of the Entrustor, it shall be deemed that expiration date of the Tenor is accelerated accordingly.

Article 5	Interest Rate and Payment of Interest

1. Subject to the negotiations between the Entrustor and the Borrower, the interest shall accrue on the Borrowing at the interest rate set forth with Item (1) below (the “Interest Rate”):

(1) a fixed rate equal to 0% per annum. In the event that prior to the date of each actual disbursement after the disbursement date recorded under Article 4 above, there is any adjustment to the PRC base interest rate, the fixe interest rate shall be adjusted accordingly to be equal to the PRC base interest rate for one-year loans effective on the date of actual disbursement plus/minus [NA]%, or in other words, the actual interest rate applicable to the Borrowing shall be equal to the PRC base interest rate for one-year loans effective on the date of actual disbursement of the Borrowing multiplied by a coefficient of [N/A]. The Tenor shall not be adjusted due to any adjustment to the PRC base interest rate.

(2) a floating rate, which shall be determined once every [NA] (month(s)/quarter(s)/half a year (each such period an “Interest Period”)), where, the interest rate per annum shall be the PRC base interest rate for one-year loans effective on the date of actual disbursement plus/minus [NA]%, or in other words, the actual interest rate applicable to the Borrowing shall be equal to the PRC base interest rate for one-year loans effective on the date of actual disbursement of the Borrowing multiplied by a coefficient of [N/A]. The interest rate for the initial Interest Period shall be equal to the PRC base interest rate for one-year loans effective on the date of actual disbursement multiplied by the coefficient specified in the preceding sentence; and on the day falling                      (months/quarters/half a year) after the date of actual disbursement, the interest rate for the next Interest Period shall be determined by multiplying the then effective PRC base interest rate of the corresponding tier and the coefficient specified in the preceding sentence.

In case of any adjustment to the PRC base interest rate during the Tenor, no notice will be given to the Borrower.

(3) any other interest rate: [NA].

2. Where the Borrowing is disbursed by installments, the interest rate applicable to each installment shall be determined by taking the PRC base interest rate for one-year loans effective on the date of actual disbursement of such installment as the standard for calculation.

3. In the event that the PRC base interest rate is cancelled, the Entrustor hereby authorizes the Lender to redetermine the Interest Rate in accordance with the applicable PRC policies concerning interest rate, by adhering to the principal of fairness and good faith and by reference to the industrial practice, the status of the interest rate and any other similar factor. In case the Borrower has any disagreement thereon, it shall consult with the Entrustor. Where such disagreement fails to be resolved through such consultation, the Entrustor shall have the right to accelerate the Loan and the Borrower shall immediately pay any and all the principal and accrued interest then outstanding.

4. Manners of Payment of the Interest

The interest accrued on the Borrowing shall be paid in the manners set forth in Item N/A below:

(1) it is agreed hereunder that the 20th day of each         [insert the applicable calendar month]/        [insert “the last month of each quarter”] shall be an interest settlement date (an Interest Settlement Date”), and the Borrower shall pay the Lender the accrued interest for the current Interest Period on the day immediately after the Interest Settlement Date; provided, however, that the interest for the last Interest Period shall be paid on the expiration date of the Tenor.

(2) all the interest accrued on the Borrowing shall be paid in a lump-sum on the expiration date of the Tenor.

(3) any alternative manners for the payment of the interest                     .

5. Default Interest and Compound Interest

(1) In the event that the Borrower misappropriates any amount of the Borrowing for any purpose other than those specified herein, the Entrustor hereby authorizes the Lender to charge compound interest on such amount so misappropriated at a default interest rate equal to the Interest Rate plus N/A%. In the event that the Borrower fails to repay any amount of the Loan and fails to reach agreement with the Entrustor on the extension of the Tenor, and as result, such amount becomes delinquent, the Entrustor hereby authorizes the Lender to charge default interest on such delinquent amount at a default interest rate equal to the Interest Rate plus N/A%. In the event that any interest accrued on the Loan fails to be paid on time, the Entrustor hereby authorizes the Lender to charge compound interest at the default interest rate applicable to the delinquent amount specified above.

(2) Where the Interest Rate is a fixed rate, the default interest rate shall also be a fixed one; and accordingly, where the Interest Rate is a floating rate, the default interest rate shall also be a floating one. The floating period of the default interest shall be consistent to that of the Interest Rate.

(3) The default interest and the compound interest shall be calculated and collected in the same way as the regular interest on the Loan set forth herein.

Article 6	Repayment of the Principal

1. The principal of the Borrowing hereunder shall be repaid in the manners set forth in Item (A) below:

(A) The principal of the Borrowing shall be repaid in a lump-sum on the expiration date of the Tenor.

(B) The principal of the Borrowing shall be repaid by installments in accordance with the following repayment schedule:

On [insert the applicable date], RMB [insert the applicable amount];	On [insert the applicable date], RMB [insert the applicable amount];

On [insert the applicable date], RMB [insert the applicable amount];	On [insert the applicable date], RMB [insert the applicable amount];

On [insert the applicable date], RMB [insert the applicable amount];	On [insert the applicable date], RMB [insert the applicable amount];

(C) Any alternative manners for the repayment of the principal:                     .

2. On each repayment date and Interest Settlement Date specified in this Agreement, the Borrower shall punctually and in full, repay the principal of and the accrued interest on any amount of the Borrowing received hereunder. In the event that the Borrower fails to repay punctually any principal of or interest on any amount of the Borrowing, the Lender shall have the right to debit from any account of the Borrower maintained with the Lender or any organization within the system of the Lender the necessary amount in satisfaction of the fees, expenses, principal and interest due from the Borrower in accordance with the applicable regulations concerning banking accounting and in the order stipulated in the internal rules of the Lender.

3. Where a repayment date falls on a date that is not a business day of the Lender, the repayment shall be put off till the immediately following business day of the Lender; provided, however, that such date that is not a business day shall be included into the number of days during which the Loan is actually occupied. At the repayment of the last amount of the principal of the Borrowing, any and all the accrued interest that remains outstanding by then shall be paid simultaneously, regardless of the provisions concerning the Interest Settlement Date set forth in Article 5 above.

4. Subject to the review and consent of the Entrustor, the Borrower may prepay the whole or any part of the principal of the Entrusted Loan.

Article 7	Handling Charges

1. The Lender shall receive handling charges equal to 1‰ of the amount of the Entrusted Loan. The handling charges shall be paid by the Borrower (Entrustor/Borrower) in a lump-sum prior to the disbursement of the Borrowing.

2. Where the handling charges are to be paid by the Entrustor, the Entrustee shall be entitled to debit the same directly from any account of the Entrustor. Where the handling charges are to be paid by the Borrower, the Entrustor shall be responsible for urging the Borrower to pay the same on time, and shall agree to pay the same on behalf of the Borrower where the Borrower fails to pay the same on time, in which case, the Entrustee shall be entitled to debit the same directly from any account of the Entrustor.

Article 8	Security

[N/A 1. The borrowing contemplated hereunder shall be guaranteed by the security to be provided by the guarantors acceptable to the Entrustor under the following security agreement(s):

(1) the                     [insert name of the security agreement] numbered as                     , under which the security is provided in the form of                     , and the guarantor is                     ;

(2) the                     [insert name of the security agreement] numbered as                     , under which the security is provided in the form of                     , and the guarantor is                     ; and

(3) the                     [insert name of the security agreement] numbered as                     , under which the security is provided in the form of                     , and the guarantor is                     .]

2. Until the execution and effectiveness of each and all the security agreements hereunder and the completion of all the required procedures for the perfection of the security created thereunder, the Lender shall have the right to withhold the performance of such obligations as for the disbursement of the Loan.

Article 9	Representations and Undertakings of the Borrower

The Borrower hereby voluntarily makes the following representations and undertakings and will assume the legal liabilities for the truth thereof:

1. The Borrower is a legal entity established and validly existing under the laws of the PRC, and has the full capacity for civil conduct. The Borrower undertakes that it will, at the request of the Entrustor or the Lender, provide the relevant certificates, permits and licenses as well as any other documents as requested by the Entrustor or the Lender from time to time.

2. The Borrower has the full power to perform all its obligations and responsibilities under this Agreement, and its liabilities for repayment hereunder will not be relieved or released as a result of any order, any change of its financial status, or any agreement with any person.

3. The Borrower has the full power, authorization and legal right to execute this Agreement, and has obtained or completed (i) any and all the internal corporate approvals, authorizations and any other relevant procedures, and (ii) any and all the approvals, registrations, authorizations, consents, permits and any other relevant procedures from or with any required governmental or regulatory authorities necessary for its execution and performance of this Agreement, and all such approvals, registrations, authorizations, consents, permits and any other relevant procedures are in full legal force and effect.

4. The execution of this Agreement by the Borrower fully complies with the relevant articles of association, internal decisions, or shareholder or board resolutions of the Borrower. This Agreement does not conflict with or violate any of the articles of association, internal decisions, shareholder or board resolutions or policies of the Borrower.

5. The execution and performance of this Agreement are based on the expression of the real intentions of the Borrower. The execution and the performance of this Agreement do not violate any provision of any law, regulation, rule or contract by which the Borrower is bound. This Agreement is legal, valid and enforceable. The Borrower shall, promptly and on an unconditional basis, indemnify the Entrustor and the Lender against any and all the losses arising from the invalidity of this Agreement due to any flaw in the right of the Borrower to the execution and performance of this Agreement.

6. Any and all the documents, financial statements and other materials provided by the Borrower to the Entrustor or the Lender hereunder are true, complete, accurate and effective, and the Borrower will maintain all the financial indices required by the Entrustor of the Lender.

7. The Borrower agrees that the borrowing contemplated hereunder shall be bound by the rules and customary practice of the Lender, which shall be subject to the interpretation of the Lender.

8. In the event that the Borrower fails to perform any of the Obligations hereunder, it hereby authorizes the Lender to debit directly the corresponding amount from any account of the Borrower maintained with the Lender or any organization within the system of the Lender.

9. No matter at what stage of the transaction after the execution of this Agreement, where the Borrower submits to the Lender for review and approval of any document relating to any specific transaction, the Borrower shall ensure the truth of all such documents. The Lender will make a decision on the apparent truth of any transaction documents, not participate in or know the substance of any specific transaction conducted by the Borrower, and not assume any liabilities therefor.

10. The Borrower hereby acknowledges that other than those disclosed to the Entrustor or the Lender, the Borrower does not know any of the following circumstances, whether pending or threatened, which may result in the Entrustor or the Lender refusing to disburse the Borrowing hereunder:

(1) any obligations or contingent liabilities to which the Borrower is subject, including without limitation, any mortgage, pledge, lien or any other encumbrance created on any assets or income of the Borrower that has not been disclosed to the Lender;

(2) any material noncompliance of discipline, violation of law, or claim involving the Borrower or any of its senior officers;

(3) any default by the Borrower under any agreement between the Borrower and any of its other creditors relating to obligations or creditor rights;

(4) there has not occurred and does not exist any litigation, arbitration or administrative proceedings pending, or to the knowledge of the Borrower threatened, against the Borrower or any of its assets, and the Borrower is not subject to any liquidation or winding-up or any other similar proceedings by or against the Borrower; or

(5) Any other circumstances which may have an adverse effect on the Borrower’s financial status or ability to repay debts.

11. The Borrower hereby undertakes that it will apply the Borrowing towards the purposes specified herein, not misappropriate nor will it allow any amount of the Borrowing to be applied towards any purpose in violation of the intent of this Agreement. The Borrower shall subject itself to and cooperate with the Entrustor or the Lender in the supervision, inspection and check by the Entrustor or the Lender from time to time on the utilization of the Borrowing, the operational and financial activities, inventory, assets and liabilities, bank deposits and cash on hand of the Borrower, or any other requirement deemed necessary or advisable by the Entrustor or the Lender.

12. The Borrower shall provide adequate and valid security or any other security deemed appropriate or acceptable by the Entrustor.

13. The Borrower may not allow its registered capital to be reduced in any way. Without prior written consent of the Entrustor, the Borrower may not transfer its obligations hereunder to any third party, whether in whole or in part. Prior to the full satisfaction of all its obligations hereunder, the Borrower may not satisfy any of its obligations owed to any of its creditors prior to the same falling due.

14. In the event that the Lender is involved in any dispute between the Borrower and any third party as a result of any litigation or arbitration or any other dispute between the Lender and the Borrower or any third party related to the Borrower due to the Lender’s performance of its obligations hereunder, the Borrower shall indemnify the Lender against any and all the litigation or arbitration costs and expenses, attorney fees, and any other costs and expenses paid by the Lender in connection therewith.

15. The Borrower shall conduct all the settlement business arising under this Agreement through a settlement account opened by it with the Lender.

Article 10	Other Rights and Obligations

1.	The Entrustor shall transfer the entrusted funds into its account for entrustment loans on a timely basis. The Lender will not commence disbursement procedures in accordance with the entrustment loan agreement and the loan contract etc. until the entrusted funds of the Entrustor have been deposited into its account for entrustment loans.

2.	The funds for Entrustment Loan shall be obtained from legitimate sources and may not be credit-extending fund obtained from the Lender; otherwise the Entrustor shall bear legal liability correspondingly.

3.	The Entrustor and the Borrower shall provide true materials, including, without limitation, documents, statements and certificates, required by the Lender.

4.	The Borrower shall repay the principal of the Entrustment Loan and interest accrued thereon in the same currency as that of the Borrowing, unless otherwise agreed by the Entrustor and the Borrower.

5.	The Entrustor shall be responsible for any pre-loan-extending investigation on the Borrower, the surety or the collaterals and make determination upon the Borrower and the surety or the collaterals after necessary analysis and evaluation. The scope of investigation shall include, without limitation, the purpose of the loan, basic information, credit standing, financial condition of the Borrower and the surety and any other things required to be investigated.

6.	The Entrustor shall review the conditions for disbursement of the Entrustment Loan. Once the Loan is disbursed by the Lender, it shall be deemed that the Borrowing shall have satisfied all the conditions for disbursement required by the Entrustor .

7.	The Entrustor shall be responsible for the collection of the Entrustment Loan, inspection of the use of the Entrustment Loan, understanding the operating activities and financial condition of the Borrower as well as any disputes and security in relation to any indebtedness of the Borrower.

8.	Each of the Entrustor and the Lender shall have the right to monitor the use of the Borrowing by the Borrower.

9.	The Entrustor shall be entitled to take measures, such as litigation or arbitration, in accordance with applicable law or this Agreement, to recover the principal and interest of the Loan, and the Lender shall give any assistance required for therefor.

10.	The Borrower hereby irrevocably authorizes the Lender to debit from the bank account of the Borrower for repayment of the principal of the Entrustment Loan and the interest accrued thereon.

11.	If the Borrower fails to repay any principal of the Loan or any interest accrued thereon as agreed under this Agreement, the Entrustor shall assume any Loan Risks in relation to the Entrustment Loan, and shall not require the Lender to assume any liability for reasons that the Lender fails to perform appropriate supervision, fails to promptly notify the Entrustor of any delay in repayment or any other reasons. Any dispute between the Entrustor and the Borrower shall be irrelevant to the Lender.

12.	Unless otherwise agreed by the parties hereto, neither the Entrustor nor the Borrower may require the Lender to assume any other obligations or risks.

13.	Where the Entrustor authorizes the Lender to initiate a lawsuit or arbitration on its behalf, it shall advance to the Lender the Expenses for the Enforcement of Obligations, including, without limitation, fees in relation to litigation, arbitration, asset preservation, application for enforcement, announcement, appraisal, evaluation, auction, sale, communication, travel and accommodation and disposal, as well as attorney’s fee.

Article 11	Acceleration of Loan

1. During the tenor of the Borrowing, if the Borrower or the surety (i.e., the guarantor or the mortgagor under this Agreement) commits any of the following, the Entrustor shall have the right to cease any disbursement of any amount under this Agreement that has not been disbursed, and accelerate all or portion of the principal and interest of the Loan. Where the Borrowing is repaid in installments and the Entrustor accelerates any one of the installments in accordance with this Agreement, all the other installments that have not become due may be deemed due and payable:

(1) It provides any false materials or conceals any material operating or financial matters, or any certificate or document submitted to the Entrustor or the Lender or any representations or warranties under Article 9 of this Agreement is proved to be untrue, inaccurate, incomplete or willful misleading;

(2) It changes the scheduled purpose of the Borrowing without consent of the Entrustor , or misappropriates any Borrowing or use any Borrowing in any illegal or non-compliant transactions;

(3) It refuses to accept any supervision or inspection of the Entrustor or the Lender on its use of the loan proceeds and the relevant operating or financial activities;

(4) It carries out any significant merger, acquisition or restructuring, which, in the view of the Entrustor, may affect the repayment of the Borrowing;

(5) It intentionally evades from or invalidating any debt through related party transactions;

(6) Its credit standing deteriorates and it ability to repay any indebtedness, including any contingent liability, apparently weakens;

(7) The Borrower fails to repay any principals and interest of or any expenses relating to any Borrowing when they become due and payable;

(8) The Borrower ceases repayment of its indebtedness or is unable to or indicate that it is unable to repay any indebtedness due and payable;

(9) The Borrower stops production, ceases its business, is declared bankrupt, dissolves, is cancelled, is involved in any material economic dispute or its financial condition deteriorates or its business license is revoked;

(10) The Borrower fails to perform any of its obligations under Article 10 or any other obligations under this Agreement, or the surety fails to perform its obligations under the security agreement;

(11) The value of any assets subject to mortgage or pledge decreases or potentially decreases, or the right of pledge requires to be enforced prior to the date the Borrowing becomes due and payable; and

(12) any other events that adversely affect or damage or potentially adversely affect or damage any rights or interests of the Entrustor or the Lender.

2. In the event of acceleration of the Loan, the Entrustor shall be entitled to take appropriate measures under Article 12.1 and Article 12.5.

Article 12	Default Liability

1. If the Borrower is in breach of any provision under this Agreement or the Lender is unable to perform its obligation due to any reason attributable to the Borrower, the Borrower shall bear the following liability for its breach of Agreement to the Entrustor:

(1) if the Entrustment Loan has not been disbursed, the Entrustor shall have the right to terminate this Agreement and cease disbursement of the Entrustment Loan;

(2) if the Entrustment Loan has not become due, the Entrustor shall have the right to terminate this Agreement and accelerate the principal and interest of the Entrustment Loan;

(3) if the Entrustment Loan has become overdue, the Entrustor shall have be entitled to overdue penalty interest;

(4) if the Borrower misappropriates the Entrustment Loan, the Entrustor shall be entitled to penalty interest for the misappropriation;

(5) the Entrustor shall be entitled to take actions to enforce the obligations of the Borrower hereunder, and any fees and expenses in connection with such enforcement shall be born by the Borrower; and

(6) the Entrustor shall have the right to require the Borrower to indemnify it against any other economic loss.

2. If the Entrustor breaches this Agreement or the Lender is unable to perform its obligation due to any reason attributable to the Entrustor, the Entrustor shall bear the following liability to the Borrower:

(1) if the Entrustment Loan fails to be disbursed on time, the Entrustor shall disburse the Entrustment Loan as soon as possible; and

(2) the Entrustor shall indemnify the Borrower against any economic losses.

3. If the Lender breaches this Agreement, the Lender shall indemnify the Entrustor or the Borrower, as the case may be, against its economic losses in accordance with law.

4. [N/A] If the Entrustor/the Borrower fails to timely pay any handling charge, the Lender shall be entitled to liquidated damages on a daily basis in an amount equal to     % of any unpaid handling charge.

The Entrustee shall be entitled to debit from the account of the Entrustor for satisfaction of any liquidated damages required to be paid by the Entrustor. The Entrustor shall be responsible for procuring the Borrower to pay any liquidated damages owed by the Borrower. If the Borrower fails to duly pay the liquidated damages, the Entrustor agrees to make such payment on behalf of the Borrower, and the Entrustee shall be entitled to debit from the account of the Entrustor.

5. In the event that the surety under this Agreement (i.e., the guarantor, mortgagor or pledgor) incurs any of the following events, the Entrustor shall have the right to take measures under 12.1:

(1) The guarantor fails to perform its obligations under the applicable guarantee agreement, or its credit standing deteriorates, or it incurs any other events that weaken its ability of guarantee;

(2) The mortgagor fails to perform its obligations under the applicable mortgage agreement, or intentionally damages or destroys the mortgaged assets, or the value of the mortgaged assets apparently decreases or may decrease, or it incurs any other events that prejudice the mortgage rights of the Lender; or

(3) The pledgor fails to perform its obligations under the applicable pledge agreement, or the value of the pledged assets apparently decreases or may decrease, or the right of pledge has to be enforced prior to the satisfaction of the Borrowing, or it incurs any other events that prejudice the right of pledge of the Lender.

Article 13	Continuity of Obligations

All obligations of the Borrower under this Agreement shall be continuous and shall have full and equal binding effect on its successor, agent, receiver, assigns and surviving entity.

Article 14	Right to Set Off

In the case that the Borrower or the surety fails to perform its liabilities or breaches its obligations under this Agreement which results in acceleration of its liabilities hereunder, the Lender shall have the right to debit from any account of the Borrower opened with the Lender for repayment. If the currency under such account of the Borrower is different from the currency of the principal liabilities, it shall be converted at the buying rate published by the Lender on the date of debit.

Article 15	Extension of the Tenor

1. The Borrower may request for extension of the tenor upon the expiration of the Entrustment Loan.

2. The Borrower shall submit written application for extension to the Lender thirty Workdays prior to the expiration of the Entrustment Loan, provided that the application shall be approved by the Entrustor and the surety in writing.

3. If the Entrustor approves the extension, the Lender shall enter into a supplemental agreement for the extension of the Entrustment Loan with the Borrower, the Entrustor and the surety. If the Entrustor refuses to approve the extension, the Borrower shall perform its obligations hereunder in accordance with this Agreement.

Article 16	Governing Law, Jurisdiction and Dispute Resolution

1. This Agreement shall be governed by and construed in accordance with the PRC law, and any dispute in connection with this Agreement shall be solved in accordance with the PRC law.

2. In the case of any controversy or dispute in connection herewith in the performance of this Agreement, it may be solved through negotiation. If such negotiation fails, it shall be solved in accordance with the second method set forth below:

(1) to institute legal proceedings before the court at the place of execution of this Agreement;

(2) to refer to Shenzhen Arbitration Commission for it to arbitrate under its then effective arbitration rules. The arbitration is final and binding on all the parties involved.

(3) other measures:

3. During litigation or arbitration, the terms that are not subject to dispute shall continue to be performed, and the Borrower shall not refuse to perform any other obligations under this Agreement due to such litigation or arbitration.

Article 17	Correspondence, Communications and Notification

1. Any correspondence, communications and notification under this Agreement shall be made in writing and sent to the other party at the address or telex number listed on the cover page of this Agreement, or by other means.

2. If any of the contact information of either party changes, it shall notify the other parties without any delay by any instant method. If it fails to promptly notify the other parties and the other parties send any document, communications or notifications in accordance with the original contact information, any consequences resulting therefrom shall be borne by the party who fails to make such prompt notification.

3. If any document, communication or notification is sent at the above address, it shall be deemed delivered:

(1) if sent by mail, five Workdays after it is deposited with a post office by registered mail;

(2) if sent by telex when transmission is completed and an answerback showing successful transmission is received; or

(3) if delivered in person when the addressee receives it.

4. The parties agrees that the corporate seal, office seal, finance specific seal, contract specific seal, sending and receiving acknowledgement seal and the loan specific seal of the Lender shall be valid seals for the correspondence, communication and notification among the parties. All the staff of the Entrustor and the Borrower shall be the authorized persons to sign on and receive the correspondence, communication and notification sent to and from the other party.

Article 18	Effectiveness and Miscellaneous

1. This Agreement shall become effective upon execution or seal by the parties hereto.

2. During the term of this Agreement, any grace, extension or delay given by the Entrustor to the Borrower and the surety in the exercise of its rights or interests under this Agreement shall neither prejudice, affect or limit any and all rights or interests of the Entrustor under applicable law and this Agreement, nor be deemed waiver by the Entrustor of any rights or interests under this Agreement, and nor affect any obligations of the Borrower under this Agreement.

3. If, at any time, any term of this Agreement becomes illegal, invalid or unenforceable in any respect, the legality, validity or enforceability of any other terms of this Agreement shall not be affected or prejudiced.

4. Headings are included for convenience only and shall not be used for the construction of any provision of this Agreement or any other purposes.

5. The exhibits hereto shall be an integral part of this Agreement and shall have the same legal effect as this Agreement.

6. This Agreement shall be executed in four counterparts, with each of the Entrustor, the Lender and the Borrower holding one and each counterpart shall have the same legal effect.

Article 19	Notarization and Voluntary Submission to Enforcement

1. If the Entrustor or the Lender requires this Agreement to be notarized, it shall be notarized by a notary public authorized by the relevant authority.

2. This Agreement after being notarized is capable of being enforced. Where the Borrower fails to perform its liabilities hereunder or in the case of any circumstances agreed hereunder under which the Entrustor or the Lender can enforce its rights, the Entrustor or the Lender shall have the right to apply for enforcement to the court with jurisdiction.

Article 20	Supplementary Provisions

Shenzhen Nepstar Pharmaceutical Co., Ltd. (affixed with the corporate seal)
Entrustor
Legal representative or agent /s/: Dated June 28, 2012

Shenzhen Tian’an Branch of Industrial Bank Co., Ltd. (affixed with the corporate seal)
Lender
Legal representative or agent /s/: Dated June 28, 2012

Shenzhen Nepstar Information and Technology Service Co., Ltd. (affixed with the corporate seal)
Borrower
Legal representative or agent /s/: Dated June 28, 2012